As filed on September 28, 2001                   Registration Statement No. 333-



                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       FAIRCHILD INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                 NEVADA                                          91-1880015
     (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                          Identification No.)

    595 HORNBY STREET, SUITE 600, VANCOUVER, BRITISH COLUMBIA V6C 1A4 CANADA
              (Address or principal executive offices) (Zip code)

                          STOCK OPTION TO DAVID STADNYK
                           STOCK OPTION TO PETER MILES
                            STOCK OPTION TO BYRON COX
                          STOCK OPTION TO ROBERT GRACE
                         STOCK OPTION TO WINSTON CABELL
                          STOCK OPTION TO JAMES BEADLE
                           STOCK OPTION TO DAVID DUVAL
                              (Full title of plan)

                             ROBERT GRACE, PRESIDENT
                       FAIRCHILD INTERNATIONAL CORPORATION
                          595 HORNBY STREET, SUITE 600
                   VANCOUVER, BRITISH COLUMBIA V6C 1A4 CANADA
                     (Name and address of agent for service)

                                 (604) 669-1040
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                  PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF SECURITIES TO       AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
     BE REGISTERED            REGISTERED                SHARE                  PRICE            REGISTRATION FEE

Shares of common stock          450,000               $0.25 (2)<F2>        $112,500 (2)<F2>          $28.125
underlying stock              shares (1)<F1>
option to David Stadnyk

Shares of common stock          450,000               $0.25 (2)<F2>        $112,500 (2)<F2>          $28.125
underlying stock              shares (1)<F1>
option to Peter Miles

Shares of common stock          250,000               $0.25 (2)<F2>         $62,500 (2)<F2>          $15.625
underlying stock              shares (1)<F1>
option to Byron Cox

Shares of common stock          100,000               $0.25 (2)<F2>         $25,000 (2)<F2>           $6.25
underlying stock              shares (1)<F1>
option to Robert Grace

Shares of common stock          100,000               $0.25 (2)<F2>         $25,000 (2)<F2>           $6.25
underlying stock              shares (1)<F1>
option to Winston
Cabell

Shares of common stock          100,000               $0.25 (2)<F2>         $25,000 (2)<F2>           $6.25
underlying stock              shares (1)<F1>
option to James Beadle

Shares of common stock          50,000                $0.25 (2)<F2>         $12,500 (2)<F2>           $3.125
underlying stock              shares (1)<F1>
option to David Duval

                               1,500,000                                   $375,000 (2)<F2>          $93.75
                              shares (1)<F1>
---------------


(1)<F1> Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of the common stock of the Company which become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2)<F2> Calculated pursuant to Rule 457(h)(1) under the Securities Act based on the exercise price of the options.

                                EXPLANATORY NOTE

         This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act, to register shares of our common stock, $.001 par value per share, issuable pursuant to outstanding stock options. Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of "control securities" which may be issued, pursuant to outstanding stock options.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

We will send or give the documents containing the information specified in Part 1 of Form S-8 to employees as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. We do not need to file these documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Fairchild International Corporation, a Nevada corporation, will furnish without charge to each person to whom the reoffer prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of Robert Grace at Fairchild International Corporation, 595 Hornby Street, Suite 600, Vancouver, British Columbia V6C 1A4 Canada, telephone number (604) 669-1040.

                               REOFFER PROSPECTUS



                         350,000 SHARES OF COMMON STOCK


                       Fairchild International Corporation
                          595 Hornby Street, Suite 600
                   Vancouver, British Columbia V6C 1A4 Canada
                                 (604) 669-1040


         This reoffer prospectus relates to 350,000 shares of the common stock of Fairchild International Corporation which may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own account. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

         The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

         Our common stock is traded on the OTC Bulletin Board under the symbol "FRCD." On September 10, 2001, the last reported price of our common stock on such market was $0.24 per share.

         This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.






           The date of this reoffer prospectus is September 28, 2001.

                                TABLE OF CONTENTS

                                                                           PAGE

SUMMARY.......................................................................3

RISK FACTORS..................................................................4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................8

USE OF PROCEEDS...............................................................8

SELLING STOCKHOLDERS..........................................................8

PLAN OF DISTRIBUTION..........................................................9

INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................................9

LEGAL MATTERS................................................................10

EXPERTS......................................................................10

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................10

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US...........................10



                               ------------------



         You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

                                     SUMMARY

         We were incorporated in Nevada on June 20, 1997 as Goanna Resources, Inc. to pursue potential opportunities in the mining business in Australia. On June 24, 1999, we changed our name to Fairchild International Corporation after it had become apparent that such mining opportunities would not come to fruition.

         Effective September 30, 1999, we entered into a Research, Development and Licence Agreement with Praxis Pharmaceuticals, Inc., an affiliate. Under that agreement, Praxis had granted us a worldwide exclusive license for all products and processes developed, and to be developed, relating to arthritis and dermal wrinkles. Praxis had received 2,600,000 shares of our common stock and the right to receive royalty payments based upon revenues earned by us from the sale of any developed products. In addition, Praxis had been engaged to conduct a research program to be funded by us in the amount of $250,000. We paid only $162,500 of the funding and expressed doubt about our ability to continue the funding.

         As of February 28, 2001, we terminated the Research, Development and Licence Agreement with Praxis. Under the termination agreement, Praxis will retain the 2,600,000 shares of our common stock and has agreed to pay us 30% of the net revenues from sales of the two applications in the field of use up to a maximum of $250,000 over the first three years of sales. We subsequently decided to re-enter the mineral exploration business.

         On April 12, 2001, we entered into an agreement with Hunter Exploration Group to acquire a 100% interest in certain lands encompassed by a Special Exploration Permit, located in Northern Manitoba, Canada. In exchange, we are required to pay a total of US$30,000 in cash and issue 400,000 shares of common stock. We have issued 200,000 of the 400,000 shares of common stock. In addition, we are responsible for a deposit with the Province of Manitoba for the exploration permit and fulfilling work commitment obligations on the property totaling Cdn$500,000 through May 1, 2004. The property is subject to a 2% net smelter royalty on mineral production and a 2% gross overriding royalty on diamond production.

         On June 5, 2001, we entered into an initial option agreement with Indicator Explorations Ltd. for the right to acquire a 100% interest in the Exploration Permit 182 and Special Exploration Permits 99-6, 2001-4 and 2001-9 located in Northeast Manitoba, Canada. In exchange for the initial option, we paid Cdn$2,500 and issued 400,000 shares of common stock. Our option expired on August 15, 2001. We elected to let the option expire to focus all of our resources on the Coalinga Nose Property, described below.

         On June 15, 2001, we entered into a participation agreement with Brothers Oil and Gas Inc. and Dasher Energy Corp. to acquire a 5% working interest in an oil and gas prospect called the Coalinga Nose Property. The property is located in Fresno County, California, and consists of approximately 8,700 acres. In exchange for our interest, we paid Brothers US$50,000 and Dasher US$15,000. We also agreed to issue 300,000 shares of common stock to Dasher, and pay 100% of the initial test well to earn a 37% net revenue interest on the initial well, and a 28.125% net revenue interest on all subsequent wells.

         On August 23, 2001, we amended our agreement with Brothers Oil and Gas Inc. We purchased an additional 1.85% net revenue interest before payout and 4.0625% net revenue interest after payout for a single one-time payment of $50,000. We now have a 5% working interest and a 3.7% net revenue interest before payout (3.75% working interest and 2.8125% net revenue interest after payout) in the Coalinga Nose Project Block A. In addition, in Block B of the Coalinga Nose Project, our net revenue interest has been increased to 1.875%

         To date, we have not generated any revenues from mineral exploration, product sales, royalties or license fees. We plan to conduct exploration activities to the extent that we can obtain the necessary cash to do so.

         Our principal executive offices are located at 595 Hornby Street, Suite 600, Vancouver, British Columbia V6C 1A4 Canada. Our telephone number is (604) 669-1040.

                                  RISK FACTORS

         An investment in the common stock being offered for resale by the selling shareholders is very risky. You should carefully consider the risk factors described below, together with all other information in this prospectus before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occurs, our business, financial conditions or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

WE HAVE A HISTORY OF OPERATING LOSSES, HAVE NOT YET GENERATED ANY REVENUES, AND HAVE NO ONGOING BUSINESS.

         Although we have been in existence since June 1997, we have not yet generated any revenues. Additionally, we have a limited operating history upon which potential investors may evaluate our performance. Through June 30, 2001, we have generated an accumulated deficit of $1,336,686. For the years ended December 31, 2000 and 1999, we incurred net losses of $92,464 and $470,937, respectively. We have no operations and we cannot assure you that we will be able to commence exploration activities. Further, we do not have any significant assets or financial resources. We will incur operating expenses without corresponding revenues for the foreseeable future. This will result in our incurring a net operating loss that will increase continuously until we are able to generate sufficient revenues. There is no assurance that we will be able to generate sufficient revenues from our exploration activities.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         The report of our independent auditors includes an explanatory paragraph relating to the uncertainty of our ability to continue as a going concern. We have suffered significant operating losses since inception and require additional financing. Our financial statements do not include any adjustments that might result from the outcome of that uncertainty. We cannot assure you that we will be able to locate and extract commercially feasible minerals, oil or gas.

WE DO NOT GENERATE ANY REVENUES AND WE RELY ENTIRELY UPON OUTSIDE FINANCING.

         Because of our inability to generate revenues, we rely entirely upon external sources of financing. We will need external financing to continue begin our exploration activities. Sources of external financing may include bank borrowings, joint ventures, and future debt and equity offerings. We cannot assure you that financing will be available on acceptable terms, or at all. Our failure to obtain external financing will have a material adverse effect on our results of operations and financial condition. If we cannot obtain external funding when needed, we may be forced to cease operations and abandon our properties, at which time you may lose your entire investment.

WE EXPECT TO ENCOUNTER RISKS FREQUENTLY FACED BY EARLY STAGE COMPANIES.

         To date, we have not generated any revenues from operations to fund ongoing operational requirements and cash commitments. We have a limited operating history and our operations are subject to all of the risks inherent in a new business enterprise engaged in mineral, oil and gas exploration. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the start-up of new businesses, those historically encountered by us, and the competitive environment in which we operate.

THE EXPLORATION OF OUR PROPERTIES ARE SUBJECT TO DELAYS.

         We plan to conduct exploration activities to the extent that we can obtain the necessary cash to do so. There can be no assurance that:

         * we will be able to obtain the necessary cash to commence and continue exploration activities;

         * the exploration of our properties will be completed on a timely basis, if at all;

         *        the results will warrant development operations; and

         * the exploration costs associated with the exploration of our properties will not be higher than anticipated.

         If the actual cost to complete our exploration activities is significantly higher than what we expect, we cannot assure you that we will have enough funds to cover these costs or that we will be able to obtain alternative sources of financing to cover these costs. Unexpected cost increases or the failure to obtain necessary project financing on acceptable terms, or on a timely basis, will have a material adverse effect on our future results of operations and financial condition.

WE ARE SUBJECT TO EXTENSIVE ENVIRONMENTAL LAW AND REGULATION.

         Canada and the United States have laws and regulations which control the exploration of mineral, oil and gas properties and their effects on the environment, including air and water quality, mine reclamation, waste handling and disposal, the protection of different species of animals, and the preservation of lands. These laws and regulations will require us to acquire permits and other authorizations for certain activities. We cannot assure you that we will be able to acquire the necessary permits or authorizations on a timely basis, if at all. Delays in acquiring any permit or authorization could increase our exploration costs.

         Environmental legislation is evolving in a manner that will likely require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for us. We cannot predict what environmental legislation or regulations will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or regulatory agencies or stricter interpretation of existing laws, may (1) necessitate significant capital outlays, (2) cause us to delay, terminate or otherwise change our intended activities with respect to our property and (3) materially and adversely effect our future operations.

         Furthermore, we have not sought a complete environmental analysis of our properties and have not conducted a comprehensive review of the environmental laws and regulations. To the extent that we are subject to environmental requirements or liabilities, the cost of compliance with these requirements and the satisfaction of these liabilities will increase our costs. If we are unable to fully fund the cost of remediation of any environmental condition, we may be required to suspend or terminate our operations, and you could loose your entire investment.

EXPLORATION ACTIVITIES ARE HIGHLY SPECULATIVE, INVOLVE SUBSTANTIAL EXPENDITURES, AND MAY BE NON-PRODUCTIVE.

         Our exploration activities are highly speculative in nature and may be non-productive. Substantial expenditures are required to:

         * establish ore, oil and gas reserves through drilling and metallurgical and other testing techniques;

         * determine metal content and metallurgical recovery processes to extract metal from the ore; and

         * construct, renovate or expand mining and processing facilities.

         If we discover ore, oil or gas, it usually takes several years from the initial phase of exploration until development is possible. During this time, the economic feasibility of development may change. As a result of these uncertainties, we cannot assure you that our exploration activities will result in proven or probable reserves of sufficient quantities to justify development or production.

TITLE TO OUR PROPERTY MAY BE CHALLENGED.

         Our policy is to seek to confirm the validity of our rights to our properties. However, we cannot guarantee that title to our property will not be challenged or impugned. Title insurance generally is not available and our ability to ensure that we have a secure claim to our exploration properties may be severely constrained. We have not conducted a survey of our properties and their precise area and location may be in doubt. Accordingly, our properties may be subject to prior unregistered agreements, transfers to claims, and title may be affected by, among other things, undetected defects. In addition, we may be unable to operate our properties as permitted or to enforce our perceived rights.

WE CANNOT INSURE AGAINST ALL OF THE RISKS ASSOCIATED WITH OUR EXPLORATION ACTIVITIES.

         Our exploration activities are subject to a number of risks and hazards, including:

         *        adverse environmental effects;

         *        industrial accidents;

         *        labor disputes;

         * technical difficulties due to unusual or unexpected geologic formations;

         *        failures of pit walls; and

         * flooding and periodic interruptions due to inclement or hazardous weather conditions.

         These risks can result in, among other things:

         *        damage to, and destruction of, our properties;

         *        personal injury;

         *        delays or cessation in our exploration activities;

         *        monetary losses; and

         *        legal liability.

         Although we intend to maintain insurance within ranges of coverage consistent with industry practice, we cannot assure you that insurance will be available at economically feasible premiums. Insurance against environmental risks is not generally available, and we may elect to not seek coverage for all risks. In addition, not all risks associated with exploration activities are included in coverage, and the risks that are included may result in liabilities which exceed policy limits. The occurrence of an event that is not fully covered, or covered at all, by insurance, could have a material adverse effect on our financial condition and results of operations.

THE LOSS OF OUR OFFICERS AND DIRECTORS COULD NEGATIVELY IMPACT OUR CHANCES FOR SUCCESS.

         Management anticipates devoting up to 45 hours per month to our business. We have not entered into an employment agreement with our officers and do not expect to do so in the foreseeable future. We have not obtained key man life insurance on our officers and directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of our business and our likelihood of continuing operations.

OUR OFFICERS AND DIRECTORS COULD PARTICIPATE IN A CONFLICTS OF INTEREST TRANSACTION.

         Our officers and directors may participate in business ventures which could be deemed to compete directly with us. Additional conflicts of interest and non-arm's length transactions may also arise in the event our officers and directors are involved in the management of any firm with which we transact business.

OUR STOCK PRICE WILL FLUCTUATE AFTER THIS OFFERING, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS.

         The market price for our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

         *        Quarterly variations in operating results;

         *        Changes in financial estimates by securities analysts;

         *        Publicity about our company;

         *        Additions or departures of key personnel;

         *        Any future sales of our common stock or other securities; and

         * Stock market price and volume fluctuations of publicly-traded companies.

         These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

         In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us it could result in substantial costs and a diversion of our management's attention and resources, which could hurt our business.

OUR COMMON STOCK IS SUBJECT TO PENNY STOCK REGULATION THAT MAY AFFECT THE LIQUIDITY FOR OUR COMMON STOCK.

         Our common stock is subject to regulations of the Securities and Exchange Commission relating to the market for penny stocks. These regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

TRADING IN OUR COMMON STOCK ON THE OTC BULLETIN BOARD MAY BE LIMITED THEREBY MAKING IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES OF OUR COMMON STOCK.

         Our common stock trades on the OTC Bulletin Board. The OTC Bulletin Board is not an exchange and, because trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or NASDAQ, you may have difficulty reselling any of the shares that you purchase from the selling shareholders.

YOU MAY SUFFER DILUTION FROM THE EXERCISE OR CONVERSION OF OUR OPTIONS, WARRANTS, AND CONVERTIBLE SECURITIES.

         There are outstanding options, warrants, and convertible securities to acquire shares of our common stock. If any of the outstanding options, warrants, and convertible securities are exercised or converted, your percentage ownership in will be reduced. So long as these options, warrants, and convertible securities are exercisable, the holders will have the opportunity to profit from a rise in the price of our common stock. The existence of such options, warrants, and convertible securities may adversely affect the terms on which we can obtain additional financing. The holders of such options, warrants, and convertible securities can be expected to exercise them at a time when we would probably be able to obtain additional capital by an offering of our common stock at a price higher than the exercise price of these outstanding options, warrants, and convertible securities.

WE MAY HAVE DIFFICULTIES ENFORCING THE LEGAL PROCESS.

         Service of process upon individuals or firms that are not resident in the United States may be difficult to obtain within the United States. Some of our officers and directors reside outside the United States. Furthermore, since most of our assets are located outside the United States, any judgment obtained in the United States against us or such persons may not be collectible within the United States.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This reoffer prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "except," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," as well as the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder.


                              SELLING STOCKHOLDERS

         The selling stockholders acquired or will acquire beneficial ownership of all shares to be registered under this reoffer prospectus through stock options granted by us. The selling stockholders are officers and/or directors of our company. The following table shows the number of shares of common stock beneficially owned by them and the number of shares of common stock that they may sell from time to time under this reoffer prospectus:

                       NUMBER OF           NUMBER OF                               PERCENTAGE OF SHARES
                         SHARES         SHARES SUBJECT          SHARES            BENEFICIALLY OWNED (3)<F3>
SELLING               BENEFICIALLY      TO OPTIONS (2)<F2>      BEING              BEFORE           AFTER
STOCKHOLDER            OWNED (1)<F1>                          REGISTERED          OFFERING         OFFERING
Robert Grace            700,000             640,000            100,000              4.4%             3.7%
Byron Cox               656,000             600,000            250,000              4.1%             2.5%

-----------------

(1)<F1> Represents shares owned beneficially by Messrs. Grace and Cox, including shares that they have the right to acquire within 60 days of the date of this reoffer prospectus.
(2)<F2> Includes shares of our common stock underlying options granted to Messrs. Grace and Cox, whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.
(3)<F3>  Based on 15,438,546 shares outstanding as of September 9, 2001.


                              PLAN OF DISTRIBUTION

         Messrs. Grace and Cox may, from time to time, elect to sell all or a portion of the shares offered under this prospectus in the over-the-counter market. Sales are anticipated to be made at market prices prevailing at the times of such sales. Messrs. Grace and Cox may also make private sales directly or through a broker or brokers, who may act as agent or principal. Further, they may choose to dispose of the shares offered under this prospectus by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, Messrs. Grace and Cox and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. The amount of securities to be reoffered or resold by means of this reoffer prospectus, by Messrs. Grace and Cox, and any other person with whom they are acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from Messrs. Grace and Cox (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Messrs. Grace and Cox will pay usual and customary brokerage fees. Broker-dealers may agree with them to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for Messrs. Grace and Cox, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to them. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchasers of such shares.

         We have advised Messrs. Grace and Cox that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of Messrs. Grace and Cox and their affiliates. In addition, we will make copies of this reoffer prospectus available to Messrs. Grace and Cox and have informed them of the possible need for delivery of copies of this reoffer prospectus to purchasers on or prior to sales of the shares offered under this reoffer prospectus. Messrs. Grace and Cox may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

         Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under those rules rather than pursuant to this reoffer prospectus.

         There can be no assurance that Messrs. Grace and Cox will sell any or all of the shares of common stock offered under this reoffer prospectus.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 78.7502 of the Nevada General Corporation Law and Article VI of the our articles of incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that act and is therefore unenforceable.


                                  LEGAL MATTERS

         Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado will pass upon the validity of the common stock offered hereby for us.


                                     EXPERTS

         The financial statements as of December 31, 2000 and 1999 and for each of the three previous years are incorporated by reference in this reoffer prospectus in reliance on the report of Steele & Co., independent accountants, which is also incorporated herein by reference, in reliance upon their authority as experts in accounting and auditing.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

         o Amendment No. 3 to our Registration Statement on Form 10-SB filed September 13, 2000;
         o our Current Reports on Form 8-K dated February 28, 2001, April 12, 2001, June 14, 2001, August 24, 2001, and September 17,
                  2001;
         o        our Annual Report on Form 10-KSB for the year ended December
                  31, 2000;
         o our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2001 and June 30, 2001;
         o the description of our common stock, par value $.001 per share, contained in Part I, Item 8 of Amendment No. 3 to our Registration Statement on Form 10-SB filed on September 13, 2000; and
         o all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         We will furnish without charge to each person to whom the reoffer prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of Robert Grace at Fairchild International Corporation, 595 Hornby Street, Suite 600, Vancouver, British Columbia V6C 1A4 Canada, telephone number (604) 669-1040.


               WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

         We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act, with respect to the common stock offered by this reoffer prospectus. As permitted by the rules and regulations of the Commission, this reoffer prospectus, which is a part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to our company and the common stock offered hereby, reference is made to such registration statement and the exhibits and schedules thereto. A copy of the registration statement may be inspected without charge at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago,

Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. For further information, please call the SEC at 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval system, including our registration statement and all exhibits and amendments to our registration statements, are publicly available through the Commission's website at http://www.sec.gov.

         We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION BY REFERENCE

The following documents and reports filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a)      Amendment  No.  3  to  the   Registration   Statement  of  the
                  Registrant on Form 10-SB filed September 13, 2000, Commission File No. 0-28305.

         (b) Current Reports of the Registrant on Form 8-K dated February 28, 2001, April 12, 2001, June 14, 2001, August 24, 2001, and
                  September 17, 2001, Commission File No. 0-28305.

         (c) Annual Report of the Registrant on Form 10-KSB for the year ended December 31, 2000, Commission File No. 0-28305.

         (d) Quarterly Reports of the Registrant on Form 10-QSB for the quarters ended March 31, 2001 and June 30, 2001, Commission File No. 0-28305.

         (e) the description of the Registrant's common stock, par value $.001 per share, contained in Part I, Item 8 of Amendment No. 3 to the Registration Statement on Form 10-SB filed on September 13, 2000.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada General Corporation Law and Article VI of the Company's Articles of Incorporation permit the Company to indemnify its officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in the Company's best interests or not opposed to the Company's best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.


ITEM 8.  EXHIBITS

   Exhibit
   Number      Description of Document

     4.1       Stock Option Granted to David Stadnyk

     4.2       Stock Option Granted to Peter Miles

     4.3       Stock Option Granted to Byron Cox

     4.4       Stock Option Granted to Robert Grace

     4.5       Stock Option Granted to Winston Cabell

     4.6       Stock Option Granted to James Beadle

     4.7       Stock Option Granted to David Duval

     5.1       Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.

    23.1       Consent of Steele & Co.

    23.2       Consent  of  Dill  Dill  Carr   Stonbraker  &   Hutchings,   P.C.
               (incorporated by reference into Exhibit 5.1)


ITEM 9.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.


The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on September 27, 2001.

                                        FAIRCHILD INTERNATIONAL CORPORATION


                                        By:/S/ ROBERT GRACE
                                           ------------------------------------
                                           Robert Grace, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

SIGNATURE                    TITLE                                   DATE

                             President and director
/S/ROBERT GRACE              (Principal Executive, Financial and     September 27, 2001
--------------------         Accounting Officer)
Robert Grace